Exhibit 21.1

BERRY PLASTICS CORPORATION
LIST OF SUBSIDIARIES

Aerocon, LLC
Berry Iowa, LLC
Berry Plastics Design, LLC
Berry Plastics Technical Services, Inc.
Berry Sterling Corporation
CPI Holding Corporation
Knight Plastics, Inc.
Packerware Corporation
Pescor, Inc.
Poly-Seal, LLC
Venture Packaging, Inc.
Venture Packaging Midwest, Inc.
Berry Plastics Acquisition Corporation III
Berry Plastics Opco, Inc.
Berry Plastics Acquisition Corporation V
Berry Plastics Acquisition Corporation VIII
Berry Plastics Acquisition Corporation IX
Berry Plastics Acquisition Corporation X
Berry Plastics Acquisition Corporation XI
Berry Plastics Acquisition Corporation XII
Berry Plastics Acquisition Corporation XIII
Berry Plastics Acquisition Corporation XV, LLC
Kerr Group, LLC
Saffron Acquisition, LLC
Setco, LLC
Sun Coast Industries, LLC
Cardinal Packaging, Inc.
Covalence Specialty Adhesives LLC
Covalence Specialty Coatings LLC
Caplas LLC
Caplas Neptune, LLC
Captive Plastics Holding, LLC
Captive Plastics, LLC
Grafco Industries Limited Partnership
Rollpak Acquisition Corporation
Rollpak Corporation
Pliant, LLC
Pliant Corporation International
Pliant Film Products of Mexico, Inc.
Pliant Packaging of Canada, LLC
Uniplast Holdings, LLC
Uniplast U.S., Inc.
Berry Plastics SP, Inc.